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                                                                EXHIBIT 23.18

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 1998 with respect to the financial statements of Satellite Transmission Systems Division of California Microwave, Inc. (not presented separately herein) included in the Registration Statement (Form S-1 No. 333-70125) and related Prospectus filed pursuant to Rule 462(b) of L-3 Communications Holdings, Inc. for the registration of 862,500 shares of its common stock.



                                          /s/ Ernst & Young LLP


Melville, New York
February 2, 1999